                               POE & BROWN, INC.
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Poe & Brown, Inc.
                  -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          [POE & BROWN INSURANCE LOGO]

                                                                  March 19, 1996

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Poe & Brown, Inc. (the "Company"), which will be held at the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Tuesday, April 30, 1996, at 9:00 a.m.

     The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

     Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.

                                          Sincerely,


                                          /s/ J. Hyatt Brown

                                          J. Hyatt Brown
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                               POE & BROWN, INC.

  220 SOUTH RIDGEWOOD AVENUE       401 E. JACKSON STREET, SUITE 1700
  DAYTONA BEACH, FLORIDA 32114     TAMPA, FLORIDA 33602

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1996

     The Annual Meeting of Shareholders of Poe & Brown, Inc. will be held in the fourth floor conference room of the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Tuesday, April 30, 1996, at 9:00 a.m., for the following purposes:

     1.  To elect seven (7) directors;

     2.  To adopt the Company's Stock Performance Plan; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors


                                          /s/ Laurel J. Lenfestey

                                          Laurel J. Lenfestey
                                          Secretary


Tampa, Florida
March 19, 1996

                               POE & BROWN, INC.

                                PROXY STATEMENT

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is first being sent to shareholders on or about March 19, 1996 in connection with the solicitation of proxies by the Board of Directors of Poe & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's executive offices in Daytona Beach, Florida at 9:00 a.m. on Tuesday, April 30, 1996, and at any adjournment thereof (the "Meeting"). The close of business on March 4, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 8,682,359 shares of $.10 par value common stock, entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and the proposal to adopt the Company's Stock Performance Plan. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. The proposal to adopt the Company's Stock Performance Plan will be approved if a quorum exists and the votes cast in favor of such proposal exceed those cast in opposition. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether the number of shares of the Company's common stock represented at the Meeting constitutes a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, to aid solicitation by mail for a fee of approximately $2,500, which will be paid by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 401 East Jackson Street, Suite 1700, Tampa, Florida 33602 (telephone number (813) 222-4100).

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 4, 1996, information as to the Company's common stock beneficially owned by (i) each director of the Company,
(ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

                                                                  AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(2)(3)     PERCENT
-------------------------------------------------------------  --------------------------     -------
J. Hyatt Brown(4)............................................           1,915,210               22.1%
Samuel P. Bell, III(5).......................................               1,000                  *
  Cobb Cole & Bell
  131 N. Gadsden Street
  Tallahassee, FL 32301
Bradley Currey, Jr.(6).......................................              25,000                  *
  c/o Rock-Tenn Company
  504 Thrasher Street
  Norcross, GA 30071
Bruce G. Geer................................................              95,317                1.1%
  1888 Del Robles Terrace
  Clearwater, FL 34624
Jim W. Henderson(7)..........................................              70,519                  *
Kenneth E. Hill..............................................               4,032                  *
Theodore J. Hoepner..........................................               1,000                  *
  c/o SunTrust Banks of Florida, Inc.
  200 S. Orange Avenue
  Orlando, FL 32801
V. C. Jordan, Jr.(8).........................................             127,664                1.5%
Charles W. Poe(9)............................................               7,500                  *
  4601 San Miguel
  Tampa, FL 33629
William F. Poe(10)...........................................              32,980                  *
  c/o Poe Investments, Inc.
  1901 13th Street
  Tampa, FL 33605
William F. Poe, Jr.(11)......................................              15,699                  *
T. Rowe Price Associates, Inc.(12)...........................             520,800                6.0%
  100 E. Pratt Street
  Baltimore, MD 21202
All directors and executive officers
  as a group (13 persons)....................................           2,279,030               26.2%

---------------
*Less than 1%

 (1) The business address for Messrs. Brown, Henderson and Hill is 220 South Ridgewood Avenue, Daytona Beach, Florida 32114. The business address for Messrs. Jordan and Poe, Jr. is 401 East Jackson Street, Suite 1700, Tampa, Florida 33602.

 (2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

 (3) The number and percentage of shares owned by the following persons include the indicated number of shares that are owned by the spouse of such person, and each person disclaims beneficial ownership of such shares: Mr.
     Geer -- 26,260; Mr. Hill -- 4,032; all directors and executive officers as a group -- 30,487. The number and percentage of shares owned by the following persons include the indicated number of shares owned through the Company's 401(k) Plan as of December 31, 1995: Mr. Henderson -- 32,675; Mr. Poe, Jr. -- 699; all directors and officers as a group -- 34,139.

 (4) Mr. Brown's ownership includes 95,072 shares owned by children sharing his household, as to which beneficial ownership is disclaimed. Mr. Brown owns 1,820,921 shares in joint tenancy with his wife, and these shares have shared voting and investment power.

 (5) All shares are held in joint tenancy with Mr. Bell's wife, and these shares have shared voting and investment power.

 (6) Mr. Currey's ownership includes 24,000 shares held of record by his Individual Retirement Account.

 (7) Mr. Henderson's ownership includes 1,000 shares owned by his daughter, as to which beneficial ownership is disclaimed.

 (8) All shares are held of record by the V.C. Jordan, Jr. Revocable Trust, of which V. C. Jordan, Jr. is trustee.

 (9) All shares are held of record by the Charles W. Poe Revocable Living Trust Amended, of which Mr. Poe is a trustee.

(10) Mr. Poe's ownership includes 15,000 shares held of record by W. F. Poe Syndicate, Inc., a corporation in which he has a 5% ownership interest and as to which beneficial ownership is disclaimed.

(11) Mr. Poe, Jr.'s ownership includes 15,000 shares held of record by W. F. Poe Syndicate, Inc., a corporation in which he has a 19% ownership interest and as to which beneficial ownership is disclaimed.

(12) Based upon information contained in a Schedule 13G report filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 14, 1996. The Schedule 13G indicates that beneficial ownership of substantially all of these shares arises through the investment advisory activities of T. Rowe Price Associates, Inc.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.

                                                                                         YEAR FIRST
                                                                                           BECAME
          NAME                                  POSITIONS                        AGE     A DIRECTOR
-------------------------    ------------------------------------------------    ---     ----------
J. Hyatt Brown               Chairman of the Board, President and Chief          58         1993
                             Executive Officer
Jim W. Henderson             Executive Vice President, Assistant Treasurer       49         1993
                             and Director
Kenneth E. Hill              Executive Vice President and Director               58         1993
Samuel P. Bell, III          Director                                            56         1993
Bradley Currey, Jr.          Director                                            65         1995
Bruce G. Geer                Director                                            48         1991
Theodore J. Hoepner          Director                                            54         1994
Charles W. Poe(1)            Director                                            67         1958
William F. Poe(1)            Director                                            64         1979(2)
William F. Poe, Jr.(1)       Director                                            40         1994(3)
V. C. Jordan, Jr.            Vice Chairman                                       65           --
James A. Orchard             Vice President, Treasurer and Chief Financial       35           --
                             Officer
Laurel J. Lenfestey          Vice President, Secretary and General Counsel       37           --

---------------
(1) William F. Poe and Charles W. Poe are brothers, and William F. Poe, Jr. is the son of William F. Poe and nephew of Charles W. Poe. Neither William F. Poe, Charles W. Poe, nor William F. Poe, Jr. is standing for re-election as a director at the Meeting.

(2) Mr. Poe was a director of the Company from 1958 until 1974, when he resigned after being elected Mayor of the City of Tampa. At the expiration of his term as Mayor in 1979, Mr. Poe was reappointed to the Board by the existing directors.

(3) Mr. Poe, Jr. was a director of the Company from April 1991 through April 1993, when he resigned as part of the business combination of Poe & Associates, Inc. with Brown & Brown, Inc. He was re-elected to the Board at the January 17, 1994 meeting of the Board of Directors.

     J. HYATT BROWN. Mr. Brown has been the President and Chief Executive Officer of the Company since April 1993, and the Chairman of the Board of Directors since October 1994. Mr. Brown has been President and Chief Executive Officer of Brown & Brown, Inc., now a subsidiary of the Company, since 1961. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves as Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association, and as a director of SunTrust Banks, Inc., SunTrust Bank, East Central Florida, N.A., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, and Rock-Tenn Company. He also serves on the Board of Trustees of Stetson University.

     JIM W. HENDERSON. Mr. Henderson served as Senior Vice President of the Company since April 1993, and was appointed Executive Vice President in January of 1995. He has served as Senior Vice President of Brown & Brown, Inc. since 1989. He also served as Chief Financial Officer of Brown & Brown from 1985 through 1989.

     KENNETH E. HILL. Mr. Hill has been Executive Vice President of the Company since April 1993. He has served as Executive Vice President of Brown & Brown, Inc. since 1981.

     SAMUEL P. BELL, III. Mr. Bell is a shareholder and the managing partner of the law firm of Cobb Cole & Bell. He has served as counsel to Brown & Brown, Inc. since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

     BRADLEY CURREY, JR. Mr. Currey has been Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, since 1989, and has served as Chairman of the Board of Rock-Tenn since 1993. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn. Mr. Currey is a member of the Board of Directors of Genuine Parts Company and the American Forest & Paper Association, and is the Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

     BRUCE G. GEER. Mr. Geer served as Executive Vice President of the Company from December 1984 through September 1, 1995, when he resigned his executive position to pursue other interests. Mr. Geer served as a consultant to the Company from September 1, 1995 through December 31, 1995, and continues to serve as a director. He also served as Chief Financial Officer of the Company from 1982 to 1988. He is currently a private investor.

     THEODORE J. HOEPNER. Mr. Hoepner has been the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since September 1, 1995. From 1990 through August 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

     CHARLES W. POE. Mr. Poe has been the President of Poe Industries, Inc., a private investment company, since December 1990. Mr. Poe was the President and principal owner of City Ready Mix Co. from January 1972 through December 1990. Mr. Poe is also a director of Fort Brooke Corporation of Florida, a holding company that owns the Fort Brooke Bank of Florida.

     WILLIAM F. POE. Mr. Poe is currently the President of Poe Investments, Inc., a private investment company. From 1958 to 1974 and from November 1979 until August 1994, he was the Chairman of the Board of Directors of the Company, and from November 1979 until April 1993, he was the Company's Chief Executive Officer. Mr. Poe is a director of Fort Brooke Corporation of Florida, a holding company that owns the Fort Brooke Bank of Florida.

     WILLIAM F. POE, JR. Mr. Poe has been Assistant Vice President of the Company since 1988, serving principally as an insurance agent.

     V. C. JORDAN, JR. Mr. Jordan has been Vice Chairman of the Company since April 1993, serving on the advisory board to the Board of Directors. He was President of the Company from November 1983 to April 1993.

     JAMES A. ORCHARD. Mr. Orchard has been Vice President, Treasurer and Chief Financial Officer of the Company since October 1995. He was Assistant Vice President of Finance and Tax Director of the Company from June 1994 through September 1995. Prior to that, Mr. Orchard was a Senior Tax Manager with Arthur Andersen LLP.

     LAUREL J. LENFESTEY. Ms. Lenfestey has been Vice President, Secretary and General Counsel of the Company since January 1994. She was a partner of the law firm of Holland & Knight from January 1991 through December 1993, and prior to that she was an associate with Holland & Knight.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During 1995, the Company's Board of Directors held six meetings. Other than Mr. Hoepner, who attended four of the six Board meetings, three of the four Compensation Committee meetings and three of the five Audit Committee meetings, each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member.

     The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee currently consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Theodore J.

Hoepner, Charles W. Poe and William F. Poe. Charles W. Poe and William F. Poe are not standing for re-election as directors and therefore will not serve as members of the Compensation Committee following the Meeting. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for the other executive officers of the Company. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Amended 1989 Stock Option Plan and the 1990 Employee Stock Purchase Plan. The Compensation Committee will also administer the Company's Stock Performance Plan if it is adopted by the shareholders at the Meeting. See "Proposal 2 -- Adoption of Stock Performance Plan." The Compensation Committee met four times during 1995.

     The members of the Audit Committee currently are Charles W. Poe (Chairman), Samuel P. Bell, III, J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner and William F. Poe. Charles W. Poe and William F. Poe are not standing for re-election as directors and therefore will not serve as members of the Audit Committee following the Meeting. The duties of the Audit Committee, which met five times during 1995, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,500 for each Board meeting attended, and $500 for each committee meeting attended if such meetings occur on a day other than a day on which a Board of Directors meeting is scheduled. In addition, directors are eligible to receive grants of stock options under the Company's Amended 1989 Stock Option Plan. No option grants were made to directors in 1995. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 5 were required to be filed by those persons, the Company believes that during 1995, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements, except that Timothy L. Young, the Company's former Vice President, Treasurer and Chief Financial Officer, missed a deadline for filing one Form 4 with respect to one transaction that occurred in May 1995. Mr. Young reported his subject transaction in July 1995.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers") for services rendered to the Company for each of the three years in the period ended December 31, 1995.

SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                             ------------------------------------------
                                                                             OTHER           ALL OTHER
             NAME AND                                                       ANNUAL          COMPENSATION
        PRINCIPAL POSITION          YEAR     SALARY($)     BONUS($)     COMPENSATION($)        ($)(1)
----------------------------------  ----     ---------     --------     ---------------     ------------
J. Hyatt Brown                      1995      342,350      163,500               --             6,000
  Chairman of the Board, President  1994      342,350      150,000               --             6,000
  & Chief Executive Officer         1993      288,306      100,300               --            11,644
Jim W. Henderson                    1995      225,000      136,000               --             6,000
  Executive Vice President          1994      210,066       92,000               --             6,000
                                    1993      190,720       90,800               --            12,423
Kenneth E. Hill                     1995      320,221           --          118,000(2)          6,000
  Executive Vice President          1994      271,794      207,180           86,150(2)          6,000
                                    1993      251,938      131,592          180,243(2)          9,277
Bruce G. Geer                       1995      182,800           --          265,750(4)          6,000
  Executive Vice President(3)       1994      199,869      100,000               --             6,000
                                    1993      175,000       60,000          754,675(4)          2,271
V. C. Jordan, Jr.                   1995      142,000           --          381,821(4)          6,000
  Vice Chairman                     1994      142,215       15,000               --             6,000
                                    1993      182,673       18,500               --             2,897

---------------
(1) Amounts represent the Company's profit sharing and 401(k) plan matching contributions.

(2) Represents annual amounts accrued related to the deferred compensation agreement for Mr. Hill. See "Executive Compensation -- Employment and Deferred Compensation Agreements."

(3) Mr. Geer resigned his executive position effective September 1, 1995.

(4) Represents the dollar value of the difference between the value (measured on the date exercised) and the exercise price of shares of the Company's common stock acquired pursuant to the exercise of options previously granted.

OPTION GRANTS IN 1995

     No stock options were granted to the Named Executive Officers in 1995.

AGGREGATE OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES

     The following table shows information concerning each exercise of Company stock options during the year ended December 31, 1995 by the Named Executive Officers and the year-end values of unexercised options.

                                                                                            VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES          IN-THE-MONEY
                                SHARES                           UNDERLYING UNEXERCISED          OPTIONS AT
                               ACQUIRED           VALUE                OPTIONS AT               FISCAL YEAR-
            NAME              ON EXERCISE     REALIZED($)(1)          YEAR-END(#)                  END($)
----------------------------  -----------     --------------     ----------------------     --------------------
J. Hyatt Brown..............         --                --                  --                        --
Jim W. Henderson............         --                --                  --                        --
Kenneth E. Hill.............         --                --                  --                        --
Bruce G. Geer...............     18,750           265,750                  --                        --
V. C. Jordan, Jr............     23,750           381,821                  --                        --

---------------
(1) Represents the difference between the market value of the shares acquired on the date of exercise and the total option exercise price.

PENSION PLAN

     The Company has a non-contributory defined benefit pension plan (the "Poe Pension Plan") covering substantially all of its previous Poe & Associates, Inc. employees with one or more years of service. Retirement benefits paid under the Poe Pension Plan are based on compensation and years of service. The annual compensation utilized to compute annual benefits payable under the Poe Pension Plan is limited to a yearly maximum of $50,000 of earnings subject to federal income tax withholding. On December 31, 1993, the Poe Pension Plan was converted to a cash balance plan and the yearly maximum of earnings utilized to compute annual benefits was increased to $75,000. The benefits accruing to Poe Pension Plan participants become fully vested after five years of service. Under the cash balance plan, the increases to participants' accrued benefits for their years of service after December 31, 1993 (date of conversion) will be minimal. On April 1, 1995, the Poe Pension Plan was amended to freeze the accrual of further benefits.

     The following Pension Plan Table indicates the estimated annual benefits payable for each level of remuneration specified at the listed years of service as of the date of conversion.

                               PENSION PLAN TABLE

                                                               YEARS OF SERVICE
                                            ------------------------------------------------------
               RENUMERATION                   15         20          25          30          35
------------------------------------------  ------     -------     -------     -------     -------
$30,000                                     $4,500     $ 6,000     $ 7,500     $ 9,000     $10,500
$40,000                                     $6,000     $ 8,000     $10,000     $12,000     $14,000
$50,000 and greater                         $7,500     $10,000     $12,500     $15,000     $17,500

     Messrs. Jordan and Geer have 12 and 20 years of credited service, respectively, under the Poe Pension Plan. The other Named Executive Officers are not covered by the Poe Pension Plan. Benefit amounts shown are straight-life annuities, and are not subject to deductions for Social Security benefits or other offset amounts.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

     On April 28, 1993, J. Hyatt Brown, Kenneth E. Hill and Jim W. Henderson all entered into similar employment agreements with the Company. Each agreement may be terminated by either party upon 30 days' written notice. Compensation under these agreements is at amounts agreed upon between the Company and each employee from time to time. Additionally, for a period of three years following the termination of employment, the agreement prohibits each employee from directly or indirectly soliciting or servicing the Company's customers.

     Brown & Brown, Inc., now a subsidiary of the Company, entered into a deferred compensation agreement with Kenneth E. Hill, dated April 27, 1993. The deferred compensation agreement provides that upon Mr. Hill's death, retirement, disability or other termination of employment, $2,205,016 is to be paid to Mr. Hill or his designee in ten equal annual installments, with no interest accruing, if such an event were to occur on or before March 31, 1996. The total deferred compensation amount of $2,205,016 increases 14% per year as of each March 31, for each full year after March 31, 1996 that Mr. Hill is employed by the Company until March 31, 1998, after which time the amount will vary based upon the price of the Company's common stock.

TRANSACTIONS WITH DIRECTORS

     Bradley Currey, Jr., a director of the Company, is the Chairman and Chief Executive Officer of Rock-Tenn Company, which is a customer of the Company. During 1995, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,156,611.

     For information on transactions and relationships involving the Company and directors who serve on the Compensation Committee of the Board of Directors, see "Compensation Committee Interlocks and Insider Participation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee during 1995 were Samuel
P. Bell, III (Chairman), J. Hyatt Brown, Theodore J. Hoepner, Charles W. Poe and William F. Poe. Mr. Brown is the Company's Chairman, President and Chief Executive Officer, and Mr. Poe was formerly the Company's Chairman and Chief Executive Officer.

     Samuel P. Bell, III is a shareholder of the law firm of Cobb Cole & Bell, which performed services for the Company during 1995. That firm has performed and is expected to continue to perform legal services for the Company during 1996.

     J. Hyatt Brown is a significant shareholder and a director of Rock-Tenn Company, which is a customer of the Company. Rock-Tenn's Chairman and Chief Executive Officer, Bradley Currey, Jr., is also a director of the Company. During 1995, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,156,611.

     Theodore J. Hoepner is the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc., which is the parent company of SunTrust Bank, Central Florida, N.A. In 1994, the Company established a $10 million line of credit with SunTrust Bank, Central Florida, N.A. The Company expects to continue to use SunTrust Bank, Central Florida, N.A. during 1996 for some of its cash management requirements. J. Hyatt Brown is a director of SunTrust Banks, Inc., the parent company of SunTrust Banks of Florida, Inc.

     On January 20, 1995, William F. Poe borrowed $250,000 from the Company. The loan had a six-month term and was secured by a pledge of 20,000 shares of the Company's common stock. Interest on this loan accrued at a rate of 7.125% per annum. The full amount of principal and outstanding interest on the loan was paid in April 1995.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's overall compensation philosophy is as follows:

     - Attract and retain high quality people, which is crucial to both the short-term and long-term success of the Company;

     - Reinforce strategic performance objectives through the use of incentive compensation programs; and

     - Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

     Base Compensation - Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally ranges up to 5% of base salary. Exceptional performance may merit an increase larger than 5%.

     Annual Bonus Plan - For 1995, in each of the Company's Retail Division profit centers, the aggregate annual bonuses to be allocated among the employees of that profit center can range from 3% to 12% of that profit center's operating profit before interest, amortization and profit center bonus. The 3% bonus level is met when the calculated operating profit is at least 18.5% of total revenues. For each approximate 1.3% increase in operating profit, the profit center bonus increases 1%, up to 10% for an operating profit percentage of 27.5%. If the profit center's operating profit percentage is equal to or greater than 28%, the aggregate bonus will be the maximum profit center bonus of 12% of the related operating profits. The annual bonus for Mr. Henderson, who served primarily as the profit center manager for the Daytona Beach retail operation, was established by the Chief Executive Officer based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach retail profit center. Messrs. Hill, Geer and Jordan did not receive bonuses for 1995, as they were not profit center managers as of December 31, 1995.

     Long-Term Compensation - The Committee may also grant incentive stock options to officers and other key employees based upon salary levels, sales production levels and performance evaluations. However, no stock options were granted to executive officers in 1995.

     CEO Compensation - With respect to the salary and bonus of J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the members of the Board of

Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

     The $163,500 bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) and approved by the Board is 9% higher than Mr. Brown's 1994 bonus. This increase reflects the 9% increase in the Company's earnings per share over 1994. Mr. Brown's 1995 salary was not increased from his 1994 salary, but the Compensation Committee has approved a 10% increase for Mr. Brown's 1996 salary to reflect a 5% per year increase from his 1994 salary.

     The financial performance of the Company during 1995 was at the expected budgeted levels. Additionally, the total investment return during 1995 on the Company's common stock, as indicated by the performance graph set forth later in this Proxy Statement, exceeded the performance of both The Nasdaq Stock Market (U.S.) Index and the group of peer insurance broker and agency companies.

                                          COMPENSATION COMMITTEE

                                          Samuel P. Bell, III (Chairman)
                                          J. Hyatt Brown
                                          Theodore J. Hoepner
                                          Charles W. Poe
                                          William F. Poe

                               PERFORMANCE GRAPH

     The following graph is a comparison of five-year cumulative total returns for the Company's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index and a group of peer insurance broker and agency companies (Alexander & Alexander Services, Inc., Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of each company have been weighted according to their respective stock market capitalizations as of January 1, 1995, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1990, with all dividends reinvested.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                            AMONG POE & BROWN, INC.,
                  THE NASDAQ STOCK MARKET (U.S.) INDEX, AND A
                   PEER GROUP OF INSURANCE AGENTS AND BROKERS




                              1990     1991     1992     1993     1994     1995
                              -------------------------------------------------
Poe & Brown, Inc.             100      193      268      292      380      417

NASDAQ Stock Market           100      161      187      215      210      296
  (U.S.)

Peer Group of Insurance       100      107      124      117      118      135
  Agents and Brokers

     The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Charles W. Poe, William F. Poe and William F. Poe, Jr. have indicated to the Company that they do not intend to stand for re-election to the Board of Directors. Accordingly, the Board took action in December 1995 to reduce the size of the Board of Directors from ten to seven members, effective on the date of the Meeting.

     The seven nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Bruce G. Geer, Jim W. Henderson, Kenneth E. Hill and Theodore J. Hoepner. Information concerning each of the nominees is set forth under the caption "Management -- Directors and Executive Officers." All nominees are now members of the Board of Directors. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                PROPOSAL 2 -- ADOPTION OF STOCK PERFORMANCE PLAN

GENERAL

     On October 31, 1995, the Company's Board of Directors approved the Poe & Brown, Inc. Stock Performance Plan (the "Plan") and approved its submission to the shareholders for adoption. As of March 4, 1996, the closing price for shares of the Company's common stock on The Nasdaq Stock Market's National Market System was $25.25 per share. As of December 31, 1995, the Company had 1,035 full-time equivalent employees, all of whom were technically eligible to participate in the Plan, although the Company expects that grants will be limited to a select group of such employees, as described below.

PLAN DESCRIPTION

     The following summary describes briefly the principal features of the Plan. The purpose of the Plan is to attract and retain key employees, provide an incentive for key employees to achieve long-range performance goals, and enable such employees to share in the successful performance of the Company's common stock, as measured against pre-established performance goals.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the power to interpret the Plan and take such other action in the administration and operation of the Plan as it deems equitable under the circumstances.

     Any full-time salaried employee of the Company is eligible to receive a grant of shares of the Company's common stock under the Plan ("Performance Stock"). The Committee has the right to grant Performance Stock to employees who, in its judgment, are keys to the successful operation of the Company. Although the Plan does not restrict participation to any class of employees, the Company expects that participation will be limited to a select group of Company leaders (including non-executive officers) deemed by the Committee to be keys to the successful operation of the Company. A member of the Committee is not eligible to receive grants during the period he or she serves on the Committee or during the one-year period prior to the date he or she begins serving on the Committee.

     An employee's interest in the shares of Performance Stock granted to him or her will become fully vested and nonforfeitable upon such employee's completion of fifteen years of continuous service for the Company following the date of the grant, provided any other conditions specified by the Committee have been satisfied. If such employee's employment terminates before the end of such fifteen-year period, the employee's interest in the granted shares will be forfeited unless (i) the employee has attained age 64, (ii) the employee's employment with the Company terminates as a result of his or her death or disability, or (iii) the Committee, in its sole and absolute discretion, waives the conditions of the grant of Performance Stock. If a grant is made to an employee after the employee attains age 64 but before his or her employment with the Company terminates, the employee's interest in the granted shares will become fully vested and nonforfeitable immediately, or immediately upon satisfaction of any additional conditions placed on the grant.

     In its discretion, the Committee may make a grant of Performance Stock to key employees effective only upon the satisfaction of one or more additional conditions that the Committee deems appropriate under the circumstances for key employees in general or for a key employee in particular. Such conditions are expected to relate to objective standards for stock price performance, employment performance, or other factors. Each grant of Performance Stock will be evidenced by a Performance Stock Agreement, and each Performance Stock Agreement will set forth the conditions, if any, under which the grant will be effective and the conditions under which the employee's interest in the Performance Stock will become fully vested and nonforfeitable. The Performance Stock Agreement will set forth the deadline for satisfying each such condition.

     If a cash dividend is declared on a share of Performance Stock after the date that any stock performance, employment or other condition attached to the grant has been satisfied (the "Condition Satisfaction Date"), but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company will pay the cash dividend directly to the employee. If a stock dividend is declared on a share of Performance Stock after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant of the related Performance Stock, and the employee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend that may be declared on a share of Performance Stock will be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. An employee will be allowed to exercise voting rights with respect to a share of Performance Stock after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

     Shares of stock granted to an employee will cease to be Performance Stock at such time as the employee's interest in such shares becomes fully vested and nonforfeitable under the Plan, and the certificate representing such shares will be transferred to such employee as soon as practicable thereafter. The acceptance of a grant of Performance Stock will constitute an employee's consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee deems applicable to such Performance Stock. The Committee also has the right to provide in a Performance Stock Agreement that an employee may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of stock actually transferred to him or her under the Plan.

     The number of shares available for issuance under the Plan is 400,000. All such shares will be reserved to the extent the Company deems appropriate from authorized but unissued shares of common stock and from issued shares of common stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited by employees under the Plan shall again become available for issuance under the Plan. The Board of Directors may, but is not required to, adjust the number of shares of stock reserved or theretofore granted under the Plan in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends and stock splits. If any such adjustment would create a fractional share of stock, such fractional share will be disregarded and the number of shares resulting from the adjustment will be the next lower number of shares of stock, rounding all fractions downward.

     If the Company agrees to sell all or substantially all of its assets or agrees to any merger, reorganization, or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of shares of Performance Stock granted under the Plan, all such shares of Performance Stock will become fully vested and nonforfeitable. In the event of a Change in Control (as defined below), the Board of Directors has the right to take such action with respect to any shares of Performance Stock as the Board deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of shares granted under the Plan. Furthermore, the Board of Directors has the right to take different action with respect to different employees or different groups of employees as the Board deems appropriate under the circumstances. The term "Change in Control" means
(i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person or entity not previously possessing such power, acting alone or in conjunction with others, whether through ownership of stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote 20% or more of the Company's outstanding common stock by a person, entity or group. Notwithstanding the foregoing, all shares of Performance Stock will become fully vested and nonforfeitable in the event of (a) any tender or exchange offer for the Company's common stock accepted by a majority of the shareholders of the Company, or (b) the death of J. Hyatt Brown, the Company's Chairman, President and Chief Executive Officer, and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing of the shares owned by Mr. Brown prior to his death.

     The Plan may be amended by the Board of Directors from time to time to the extent the Board deems necessary or appropriate, except that no amendment to the Plan may be made without the approval of the shareholders of the Company if the effect of the amendment would be (i) to increase the number of shares of stock reserved for issuance under the Plan, (ii) to change the class of employees eligible for grants of Performance Stock or to otherwise materially modify, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), the requirements as to eligibility for participation in the Plan, or (iii) to otherwise materially increase, within the meaning of Rule 16b-3, the benefits accruing to employees under the Plan.

     The Board of Directors may suspend the granting of Performance Stock under the Plan at any time and may terminate the Plan at any time, except that the Board may not modify, amend or cancel any shares of Performance Stock granted before such suspension or termination unless (i) the employee to whom the Performance Stock has been granted consents in writing to such modification, amendment or cancellation, (ii) a dissolution or liquidation of the Company has occurred, (iii) the amendment is made to reflect an equitable adjustment for a change in the Company's capitalization (such as a stock split or stock dividend), or (iv) the Company has engaged in a merger, reorganization, sale of substantially all its assets, or similar transaction, in which case the shares will either vest immediately or appropriate provisions will be made for the assumption or substitution of shares of Performance Stock.

     No shares of Performance Stock may be granted under the Plan on or after the earlier of the following dates: (i) the tenth anniversary of the effective date of the Plan, in which event the Plan will otherwise continue in effect until all Performance Stock theretofore granted under the Plan has been forfeited or the conditions for nonforfeitability of all Performance Stock granted under the Plan have been completely satisfied; or (ii) the date on which all of the shares of stock reserved for issuance under the Plan has, as a result of the satisfaction of the conditions for nonforfeitability of Performance Stock theretofore granted under the Plan, been issued or no longer is available for use under the Plan, in which event the Plan also will terminate on such date.

BENEFITS TO CERTAIN EMPLOYEES

     Because the employees chosen to participate in the Plan, the number of shares to be issued to such employees, and the conditions applicable to such grants are within the sole and absolute discretion of the Committee, the actual benefit or amounts that may be received by or allocated to Company employees under the Plan cannot be determined. Set forth below is a summary of the shares of Performance Stock granted as of January 1, 1996, to the Named Executive Officers, all executive officers as a group, and the group of all employees who are not executive officers. Directors who are not employees of the Company are not eligible to participate in the Plan. All grants set forth below are expressly subject to adoption of the Plan by the shareholders of the Company at the Meeting.

     With respect to each of the grants set forth below, the Committee has established an additional condition that the Company's common stock attain certain target prices per share within five years from the date the shares of Performance Stock were granted. In general, these targets require an annual stock price appreciation of 20% in order for the condition to be satisfied with respect to all of the shares granted. If the stock fails to reach those targets, the grant (or a specified portion thereof ) will be forfeited. Accordingly, the dollar values shown below represent the maximum potential value accruing to participants (based on December 31, 1995 stock prices), assuming all conditions to the grant are satisfied.

                           NAME                      DOLLAR VALUE($)(1)     NUMBER OF SHARES
        -------------------------------------------  ------------------     ----------------
        J. Hyatt Brown.............................              --                   --
        Jim W. Henderson...........................         248,750               10,000
        Kenneth E. Hill............................              --                   --
        Bruce G. Geer..............................              --                   --
        V. C. Jordan, Jr. .........................              --                   --
        Executive group............................         348,250               14,000
        Non-executive officer employee group.......       4,104,375              165,000
                                                          ---------              -------
          Total....................................       4,452,625              179,000

---------------
(1) The dollar value of the benefit was based on the closing price of the Company's common stock on The Nasdaq Stock Market on December 31, 1995, despite the fact that none of the shares of Performance Stock was vested on the date of grant and none of the target stock price conditions have been satisfied to date.

REQUIRED VOTE TO ADOPT THE PLAN

     Under its terms, the Plan was effective on October 31, 1995 (the date it was approved by the Board of Directors), subject to adoption by the shareholders within twelve months of that date. Shareholder approval of the Plan is necessary to preserve full deductibility for federal income tax purposes of grants made by the Company under the Plan. Accordingly, the Plan will be null and void from its inception, and all grants heretofore made under the Plan will also be null and void, unless the Plan is adopted by the affirmative vote of the shareholders at the Meeting. The Board of Directors believes that the Plan is an integral part of a compensation program that provides officers and other key employees of the Company long-term performance incentives that it believes will enhance shareholder value.

     The Plan will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring adoption of the Plan exceed the votes cast opposing adoption of the Plan. The Board of Directors unanimously approved the Plan and recommends a vote FOR the proposal to adopt the Plan.

        INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Effective October 9, 1995, the Company appointed Arthur Andersen LLP as its independent accountants for the remainder of 1995. The Company's Audit Committee recommended the appointment, which was approved by the Board of Directors. Arthur Andersen LLP has been selected as the Company's independent auditors for 1996.

     The Board of Directors did not renew the engagement of Ernst & Young LLP, the Company's former independent accountants. The report of Ernst & Young LLP on the Company's financial statements for 1993 and 1994 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 1993 and 1994, and through the date of this Proxy Statement, there has been no disagreement with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Ernst & Young's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     Representatives of Arthur Andersen LLP, the Company's new independent auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders. Matters pertaining to the auditing of the Company's financial condition are referred to the Company's Board of Directors and its Audit Committee.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended for presentation at the 1997 annual meeting must be received by the Company on or before November 22, 1996, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE DIRECTED TO POE & BROWN, INC., 401 EAST JACKSON STREET, SUITE 1700, TAMPA, FLORIDA 33602, ATTENTION: SECRETARY. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE WILL BE MADE FOR COPIES OF THE EXHIBITS.

                                          By Order of the Board of Directors

                                          /s/  Laurel J. Lenfestey

                                          Laurel J. Lenfestry
                                          Secretary

Tampa, Florida
March 19, 1996

                               POE & BROWN, INC.
220 SOUTH RIDGEWOOD AVENUE                               401 EAST JACKSON STREET
DAYTONA BEACH, FLORIDA 31114                               SUITE 1700
                                                            TAMPA, FLORIDA 33602

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Laurel J. Lenfestey and James A. Orchard, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Poe & Brown, Inc. held of record by the undersigned on March 4, 1996, at the Annual Meeting of Shareholders to be held on April 30, 1996 or any adjournments thereof.

1.  ELECTION OF DIRECTORS              FOR all nominees listed below          WITHHOLD AUTHORITY
                                       (except as marked to the contrary      to vote for all nominees listed
                                       below) / /                             below / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   J. Hyatt Brown; Samuel P. Bell, III; Bradley Currey, Jr.; Bruce G. Geer; Jim
   W. Henderson; Kenneth E. Hill; Theodore J. Hoepner

2.  PROPOSAL TO ADOPT THE COMPANY'S STOCK PERFORMANCE PLAN

     / / FOR                / / AGAINST               / / ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                    Please sign exactly as name
                                                appears at left. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.
                                                DATED                       1996

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                                      APPENDIX B

                              POE & BROWN, INC.
                           STOCK PERFORMANCE PLAN


     Poe & Brown, Inc., a corporation organized under the laws of the State of Florida, establishes this Stock Performance Plan for the purposes of attracting and retaining Key Employees, providing an incentive for Key Employees to achieve long-range performance goals, and enabling Key Employees to share in the successful performance of the stock of Poe & Brown, Inc., as measured against pre-established performance goals.

                            ARTICLE I - DEFINITIONS

     1.01 AWARD EFFECTIVE DATE means, with respect to each share of Performance Stock, the date on which the award of the share of Performance Stock to a Key Employee is effective. An award of Performance Stock shall be effective (i) as of the date set by the Committee when the award is made or, (ii) if the award is made subject to one, or more than one, condition under Section 6.02 of this Plan, as of the date the Committee in its sole and absolute discretion determines that such condition or conditions have been satisfied.

     1.02 BOARD means the Board of Directors of Poe & Brown, Inc.

     1.03 CHANGE IN CONTROL means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person not previously possessing such power, acting alone or in conjunction with others, whether through ownership of Stock, by contract or otherwise, or
(ii) the acquisition, directly or indirectly, of the power to vote twenty percent or more of the outstanding Stock by a person or persons. For purposes of this Section 1.03, the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government. Also for purposes of this Section 1.03, customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

     1.04 CODE means the Internal Revenue Code of 1986, as amended.

     1.05 COMMITTEE means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than three members or has a member who fails to come within the definition of a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, a committee that shall have at least three members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     1.06 COMPANY means Poe & Brown, Inc., a corporation organized under the laws of the State of Florida.

     1.07 DISABILITY means a physical or mental condition of a Key Employee resulting from bodily injury, disease or mental disorder that renders him or her incapable of engaging in any occupation or employment for wage or profit. Disability does not include any physical or mental condition resulting from the Key Employee's engagement in a felonious act, self-infliction of an injury, or performance of military service. Disability of a Key Employee shall be determined by a licensed physician selected by the Committee in its sole and absolute discretion.

     1.08 KEY EMPLOYEE means a full time, salaried employee of the Company who, in the judgment of the Committee acting in its sole and absolute discretion, is a key to the successful operation of the Company.

     1.09 PERFORMANCE STOCK means Stock awarded to a Key Employee under this Plan.

     1.10 PERFORMANCE STOCK AGREEMENT means the written agreement between the Company and a Key Employee to whom an award of Performance Stock is made under this Plan.

     1.11 PLAN means this Poe & Brown, Inc. Performance Stock Plan.

     1.12 STOCK means the common stock, $0.10 par value, of the Company.

     1.13 YEAR OF VESTING SERVICE means, with respect to each share of Performance Stock, a twelve consecutive month period measured from the grant date of the Performance Stock and each successive twelve consecutive month period measured from each anniversary of such grant date for that share of Performance Stock.

                            ARTICLE II - ELIGIBILITY

     Only Key Employees shall be eligible to receive awards of Performance Stock under this Plan. The Committee, in its sole and absolute discretion, shall determine the Key Employees to whom Performance Stock shall be awarded. A member of the Committee is not eligible to receive grants of Performance Stock during the period he or she serves on the Committee or during the one-year period prior to the date he or she begins serving on the Committee.

                    ARTICLE III - STOCK AVAILABLE FOR AWARDS

     The Company shall reserve 400,000 shares of Stock for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited under Section 6.03 of this Plan shall again become available for use under this Plan.


                          ARTICLE IV - EFFECTIVE DATE

     This Plan shall be effective on the date it is adopted by the Board, subject to the approval of the shareholders of the Company within twelve months after the date of adoption of this Plan by the Board. Any Performance Stock awarded under this Plan before the date of such shareholder approval shall be awarded expressly subject to such approval.

                           ARTICLE V - ADMINISTRATION

     This Plan shall be administered by the Committee. The Committee, acting in its sole and absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company with respect to each affected Key Employee and each other person directly or indirectly affected by such action. Nothing in this Article V shall affect or impair the Board's power to take the actions reserved to it in this Plan.

                     ARTICLE VI - PERFORMANCE STOCK AWARDS

     6.01 COMMITTEE ACTION. The Committee shall have the right to award shares of Performance Stock to Key Employees under this Plan. Each award of Performance Stock shall be evidenced by a Performance Stock Agreement, and each Performance Stock Agreement shall set forth the conditions, if any, under which the award will be effective and the conditions under which the Key Employee's interest in the Performance Stock shall become fully vested and nonforfeitable.

     6.02 CONDITIONS FOR AWARDS. The Committee may, in its sole and absolute discretion, make the award of Performance Stock to Key Employees effective only upon the satisfaction of one, or more than one, objective employment, performance or other condition which the Committee deems appropriate under the circumstances for Key Employees in general or for a Key Employee in particular. The related Performance Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition. If a Performance Stock award shall be effective only upon the satisfaction of one, or more than one, condition, the shares of Stock underlying such award shall be unavailable under
Article III of this Plan as of the date on which such award is made. If an award of Performance Stock fails to become effective under Section 6.01 of this Plan, the underlying shares of Stock subject to such award shall be treated under Article III of this Plan as forfeited and shall again become available under Article III of this Plan as of the date of such failure to become effective.

     6.03 CONDITIONS FOR NONFORFEITABILITY OF PERFORMANCE STOCK. Subject to the provisions of Article IX of this Plan, a Key Employee's interest in the shares of Performance Stock awarded to him or her shall become fully vested and nonforfeitable upon the satisfaction of any conditions for the grant specified by the Committee pursuant to Section 6.02 and upon the Key Employee's completion of fifteen Years of Vesting Service for the Company. Subject to the provisions of Article IX of this Plan, if the Key Employee's employment with the Company terminates before his or her completion of fifteen Years of Vesting Service for the Company, the Key Employee's interest in the awarded shares of Performance Stock shall be forfeited unless:

           (a) the Key Employee has attained age sixty-four;

           (b) the Key Employee's employment with the Company terminates as a result of his or her death or Disability; or

           (c) the Committee, in its sole and absolute discretion, waives the conditions described in this Section 6.03.

If an award of Performance Stock is made to a Key Employee after the Key Employee attains age sixty-four, but before his or her employment with the Company terminates, the Key Employee's interest in the awarded shares of Performance Stock shall become fully vested and nonforfeitable on the Award Effective Date.

     6.04 DIVIDENDS AND VOTING RIGHTS. If a cash dividend is declared on a share of Performance Stock after the Award Effective Date, but before the Key Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company shall pay the cash dividend directly to the Key Employee. If a Stock dividend is declared on a share of Performance Stock after the Award Effective Date, but before the Key Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Stock dividend shall be treated as part of the award of the related Performance Stock, and the Key Employee's interest in such Stock dividend shall be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on a share of Performance Stock shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.

     A Key Employee shall be allowed to exercise voting rights with respect to a share of Performance Stock after the Award Effective Date, but before the Key


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

Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

     6.05 SATISFACTION OF NONFORFEITABILITY CONDITIONS; PROVISION FOR INCOME AND EXCISE TAXES. A share of Stock shall cease to be Performance Stock at such time as a Key Employee's interest in such share of Stock becomes fully vested and nonforfeitable under Section 6.03 or Article IX of this Plan, and the certificate representing such share of Stock shall be transferred to the Key Employee as soon as practicable thereafter.

                     ARTICLE VII - SECURITIES REGISTRATION

     Each Performance Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the satisfaction of the conditions described in
Section 6.03 of this Plan for nonforfeitability of Performance Stock, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Key Employee satisfactory to the Company to that effect. With respect to Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933 or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

                           ARTICLE VIII - ADJUSTMENT

     The Board, in its sole and absolute discretion, may, but shall not be required to, adjust the number of shares of Stock reserved under Article III of this Plan and shares of Performance Stock theretofore granted in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as Stock dividends or Stock splits. If any adjustment under this Article VIII would create a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved or granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Article VIII by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Article III within the meaning of Article X(a) of this Plan.

           ARTICLE IX - SALE OR MERGER OF COMPANY; CHANGE IN CONTROL

     9.01 SALE OR MERGER. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of Performance Stock granted under this Plan, all shares of Performance Stock shall become fully vested and nonforfeitable.

     9.02 CHANGE IN CONTROL. In the event of a Change in Control, the Board thereafter shall have the right to take such action with respect to any shares of Performance Stock that are forfeitable, or all such shares of Performance Stock, as the Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under this Plan. Furthermore, the Board shall have the right to take different action under this Section 9.02 with respect to different Key Employees or different groups of Key Employees, as the Board in its sole and absolute discretion deems appropriate under the circumstances.

     Notwithstanding the foregoing provisions of this Article IX, all shares of Performance Stock shall become fully vested and nonforfeitable in the event of
(i) any tender or exchange offer for Stock accepted by a majority of the shareholders of the Company; or (ii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his parents, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Stock owned by J. Hyatt Brown prior to his death.

                      ARTICLE X - AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board in its sole and absolute discretion deems necessary or appropriate. Notwithstanding the foregoing, no amendment of this Plan shall be made absent the approval of the shareholders of the Company if the effect of the amendment is:

           (a) to increase the number of shares of Stock reserved under Article III of this Plan;

           (b) to change the class of employees of the Company eligible for awards of Performance Stock or to otherwise materially modify, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements as to eligibility for participation in this Plan; or

           (c) to otherwise materially increase, within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the benefits accruing to Key Employees under this Plan.

The Board in its sole and absolute discretion may suspend the awarding of Performance Stock under this Plan at any time and may terminate this Plan at any time. Notwithstanding the foregoing, the Board shall not have the right to modify, amend or cancel any share of Performance Stock granted before such suspension or termination unless the Key Employee to whom the Performance Stock is awarded consents in writing to such modification, amendment or cancellation, or there is a dissolution or liquidation of the Company or a transaction described in Article VIII or IX of this Plan.

                           ARTICLE XI - TERM OF PLAN

     No Performance Stock shall be awarded under this Plan on or after the earlier of:

           (a) the tenth anniversary of the effective date of this Plan, as determined under Article IV of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Performance Stock awarded under this Plan has been forfeited or the conditions described in
      Section 6.03 of this Plan for nonforfeitability of all Performance Stock awarded under this Plan have been completely satisfied; or

           (b) the date on which all of the Stock reserved under Article III of this Plan has, as a result of the satisfaction of the conditions described in Section 6.03 of this Plan for nonforfeitability of Performance Stock awarded under this Plan, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                          ARTICLE XII - MISCELLANEOUS

     12.01 SHAREHOLDER RIGHTS. Subject to Section 6.04 of this Plan, a Key Employee's rights as a shareholder in the shares of Performance Stock awarded to him or her shall be set forth in the related Performance Stock Agreement.

     12.02 NO CONTRACT OF EMPLOYMENT. The award of Performance Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment with the Company in addition to those rights, if any, expressly set forth in the Performance Stock Agreement related to his or her Performance Stock.

     12.03 WITHHOLDING. The acceptance of an award of Performance Stock shall constitute a Key Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee in its sole and absolute discretion deems applicable to such Performance Stock. The Committee also shall have the right to provide in a Performance Stock Agreement that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     12.04 GOVERNING LAW. The provisions of this Plan shall be governed by and interpreted in accordance with the laws of the State of Florida.



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


     IN WITNESS WHEREOF, Poe & Brown, Inc. has caused its duly authorized officer to execute this Plan as of the 31st day of October, 1995, to evidence its adoption of this Plan.

                                        POE & BROWN, INC.



                                        By:   /s/  Laurel J. Lenfestey
                                            --------------------------------
                                                   Laurel J. Lenfestey
                                                Vice President, Secretary
                                                   and General Counsel



Approved by the Board of Directors:  October 31, 1995

Approved by Shareholders:




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